UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2015

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

600 Cummings Center

Beverly, MA 01915

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On September 30, 2015, Atlantic Tele-Network, Inc. (the “Company”), through its wholly-owned subsidiary ATN VI Holdings, LLC, a Delaware limited liability company (the “Buyer”), entered into a definitive agreement to purchase all of the membership interests of Caribbean Asset Holdings, LLC (“CAH”), a Delaware limited liability company which, through its ownership of operating subsidiaries, is in the business of marketing, selling and providing wireless and wireline telecommunications, broadband (including data transmission via undersea cable), video programming services, hosting, storage, VOIP and managed services throughout the United States Virgin Islands, British Virgin Islands and St. Maarten (the “Business”).  Subject to the satisfaction or waiver of the closing conditions below, the making of filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) and the receipt of certain required communications regulatory consents in the United States, United States Virgin Islands, British Virgin Islands and St. Maarten, the Company currently expects to complete the transaction in mid-2016.

Below is a summary of the material terms of this transaction (the “Transaction”), which is qualified in its entirety by the full text of the actual purchase agreement and related agreements. A copy of the Purchase Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

Pursuant to the Purchase Agreement (the “Purchase Agreement”), dated as of September 30, 2015, by and among CAH, National Rural Utilities Cooperative Finance Corporation, a member-owned, nonprofit financing cooperative incorporated under the laws of the District of Columbia and the sole member of CAH (“Parent”, and together with CAH, the “Sellers”), the Company and the Buyer, the Buyer will, upon the closing, acquire all of the membership interests of CAH for a purchase price of $145,000,000, subject to certain purchase price adjustments.  A portion of the purchase price, in an amount equal to $14,500,000, will be held in escrow for a period of fifteen months following the closing of the Transaction (subject to pending indemnification claims) to provide security to the Buyer for Parent’s indemnification obligations.

In connection with the Purchase Agreement, Rural Telephone Finance Cooperative, a District of Columbia cooperative association and an affiliate of Parent (“RTFC”) has executed a commitment letter for debt financing which provides the Buyer with the option to finance $60,000,000 of the purchase price pursuant to a loan from RTFC (the “RTFC Commitment Letter”).

The parties have made customary representations and warranties in the Purchase Agreement relating to themselves, the Transaction and the Business, which will generally survive the closing of the Transaction for a period of fifteen months, except for certain customary fundamental representations and warranties, which will survive the closing of the Transaction until the date that is sixty days following the expiration of the applicable statute of limitations or other temporal limitation governing claims relating to the underlying subject matter.

The Purchase Agreement also contains customary covenants and agreements, including covenants which require (i) each of CAH and its subsidiaries to operate the Business in the ordinary course in substantially the same manner as previously conducted; (ii) CAH to divest certain specified assets; (iii) each of the parties to obtain all necessary governmental and regulatory approvals and otherwise cause the Transaction to be consummated, including making filings pursuant to the HSR Act and applicable communications regulatory laws; and (iv) no initiation, solicitation or knowing encouragement of inquiries, proposals or offers relating to the acquisition of any of the membership interests of CAH or engagement in any discussions or negotiations with respect thereto.

The Purchase Agreement provides that the parties will indemnify each other for breaches of the representations and warranties, subject to certain customary caps and deductibles, and for breaches of covenants and certain other matters.

Consummation of the Transaction is subject to satisfaction of certain conditions, including, among others, (i) receipt of all required governmental and third party consents; (ii) the absence of any law, injunction or final judgement prohibiting the consummation of the Transaction; (iii) the accuracy of the parties’ representation and warranties, subject to customary materiality limits; (iv) the performance by each of the parties of its covenants under the Purchase Agreement in all material respects; and (v) the absence of a Material Adverse Effect or Material Adverse Regulatory Event (each as defined in the Purchase Agreement).

The Purchase Agreement also contains certain termination rights, including the following: (i) the parties may terminate the Purchase Agreement by mutual written consent; (ii) Buyer and the Company, on the one hand, and Sellers, on the other hand, may terminate the Purchase Agreement if the other party or parties has breached in any material respect any of its or their representations or warranties or failed to perform in any material respect any covenant or other agreement, which breach or failure to perform would render unsatisfied any closing condition of the non-breaching party and such breach or failure to perform cannot be cured, or if curable, cannot be cured within the requisite time period specified in the Purchase Agreement; (iii) either Buyer and the Company, on the one hand, or the Sellers, on the other hand, may terminate the Purchase Agreement if a governmental authority prohibits or denies the consummation of the transfer of control of a specified subsidiary of CAH; and (iv) the Buyer and the Company, on the one hand, or the Sellers, on the other hand, may terminate the Purchase Agreement if the closing has not occurred on or before the 15th-month anniversary of the date that the last application for a communications regulatory consent is filed by the parties (the “Outside Date”).  Pursuant to the Agreement, the parties are required to file the applications for regulatory approvals within thirty business days of the date of the Agreement (or such later date as mutually agreed by the parties, such agreement not to be unreasonably withheld, conditioned or delayed).

In connection with the transactions contemplated by the Purchase Agreement and the RTFC Commitment Letter, Buyer and CAH have the option to enter into a Loan Agreement with RTFC to provide debt financing in an aggregate principal amount of $60,000,000 (the “Proposed Loan Agreement”). Pursuant to the terms of the Proposed Loan Agreement, the full loan amount will mature on the tenth anniversary of the closing date of the Transaction, unless accelerated by an event of default and, at Buyer and CAH’s election, will bear interest at (i) a variable rate established by RTFC or (ii) a fixed rate. In the event the Proposed Loan Agreement is executed prior to the Outside Date, the fixed rate will be 4.0% per annum, as agreed by the Buyer and RTFC pursuant to a “rate lock” agreement executed simultaneously with the Purchase Agreement.  Furthermore, the obligations under the Proposed Loan Agreement will be guaranteed (on an unsecured basis) by the Company.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which Company intends to file as an exhibit to its next periodic report filed under the Securities Exchange Act of 1934, as amended. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement, respectively; may be subject to qualifications and limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company’s, its subsidiaries’ or CAH’s business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement.

Item 7.01              Regulation FD Disclosure

On October 1, 2015, the Company issued a press release regarding the Transactions. A copy of the press release is furnished herewith as Exhibit 99.1, and hereby incorporated by reference.

Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits.

99.1        Press Release of the Company, dated October 1, 2015.

*              *              *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: October 1, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of the Company, dated October 1, 2015.